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                                                                      EXHIBIT 22

                         Independent Auditors' Consent

The Board of Trustees and Shareholders
of Archstone Communities Trust:

We consent to incorporation by reference in registration statements No. 333-43723 (Form S-8), No. 333-60847 (Form S-8), No. 333-60815 (Form S-8), No. 333-
60817 (Form S-8), No. 333-44639 (Form S-3), No. 333-68591 (Form S-3) and No.
333-51139 (Form S-4) of Archstone Communities Trust of our reports dated January 22, 1999, except as to Note 15 which is as of March 5, 1999, relating to the balance sheets of Archstone Communities Trust as of December 31, 1998 and 1997, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Archstone Communities Trust.


KPMG LLP
Chicago, Illinois
January 22, 1999, except as to Note 15,
which is as  of March 5, 1999